Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-157583) of National Retail Properties, Inc.,

(2)	Registration Statement (Form S-8 No. 333-64794) pertaining to the 2000 Performance Incentive Plan of National Retail Properties, Inc.,

(3)	Registration Statement (Form S-8 No. 333-15625) pertaining to the 1992 Stock Option Plan of National Retail Properties, Inc.,

(4)	Registration Statement (Form S-8 No. 333-144100) pertaining to the 2007 Performance Incentive Plan of National Retail Properties, Inc.,

of our reports dated February 26, 2009, except for the retrospective adjustments described in Note 1 and the effects of discontinued operations described in Note 18, as to which the date is June 18, 2009, with respect to the consolidated financial statements and schedules of National Retail Properties, Inc. and subsidiaries, and our report dated February 26, 2009, with respect to the effectiveness of internal control over financial reporting of National Retail Properties, Inc. and subsidiaries, included in this Current Report on Form 8-K.

Certified Public Accountants

Miami, Florida

June 18, 2009